Analex Corporation                                NEWS RELEASE
2677 Prosperity Avenue
Suite 400
Fairfax, Virginia 22031
Tel:  (703) 852-4000
Fax: (703) 852-2200
www.analex.com                   Release:  IMMEDIATE
                                 For:      ANALEX CORPORATION
                                           (Symbol: NLX)
Contact:  Amber Gordon
          (703) 852-1392

          ANALEX ANNOUNCES 1st QUARTER 2006 FINANCIAL RESULTS
                     Revenue up 34%, EBITDA up 37%

Fairfax, VA, May 4, 2006 - Analex Corporation (Amex: NLX), a leading provider of mission-critical professional services to federal government clients, today reported first quarter 2006 revenue of $35.5 million, a 34% increase over first quarter 2005 revenue of $26.6 million. For the quarter, operating income was $2.31 million compared to $1.97 million in 2005. Earnings before interest, taxes, depreciation, and amortization (EBITDA), which Analex considers an appropriate and useful measure of its operating results, increased 37% to $3.47 million in 2006, compared to $2.54 million for 2005. These operating results exclude the results of the Company's SyCom Services, Inc. subsidiary that was sold effective April 1, 2006, and is reported as a discontinued operation.

     In Analex's Homeland Security Group, revenue for the quarter increased 72% over the same period of 2005. Revenue in the Systems Engineering Group declined by 11% during the quarter when compared to the same period of the prior year.

     As a result of various cash and non-cash accretion charges associated with acquisition financing activities, the net loss for the common shareholders reported for the quarter was $1.97 million, or ($0.12) per share, compared to a net loss of $647,000, or ($0.04) per share for the first quarter of 2005. Charges associated with acquisition financing were $2.0 million of non-cash interest and accretion, and $800,000 of dividends for the first quarter of 2006. For the first quarter of 2005, non-cash interest and accretion were $1.4 million, and dividends totaled $400,000.

     Sterling Phillips, Analex's Chairman and CEO, stated, "We are pleased with the first quarter and see it as a solid start to the year. Revenue and EBITDA have increased, organic growth is trending upward, and we have seen a significant improvement in the size and quality of our new business pipeline."


Webcast Today
The Company has scheduled a webcast / conference call for 11:00 a.m.
(ET), today, during which Mr. Phillips and Wayne Grubbs, Senior Vice President and CFO, will make a brief presentation regarding first quarter results and operating trends. A question-and-answer session will follow. Interested parties can listen to the conference call over the Internet by logging on to Analex's website at www.analex.com at the scheduled time and following the sign-in instructions. A replay of the conference call and question / answer session will also be available on the Internet after 1:00 p.m. (ET) today, and can be accessed on Analex's website. The replay will also be available via telephone until Friday, June 2, 2006, at 888-286-8010 (replay pass
code: # 67032873).   The International dial-in replay number is
617-801-6888.

About Analex
Analex (www.analex.com) specializes in providing intelligence, systems engineering and security services in support of our nation's security. Analex focuses on developing innovative technical approaches for the intelligence community, analyzing and supporting defense systems, designing, developing and testing aerospace systems and providing a full range of security support services to the U.S. government. The Company's stock trades on the American Stock Exchange under the symbol NLX. Analex investor relations can be reached at amber.gordon@analex.com or 703-852-1392.

PLEASE NOTE: Statements in this press release relating to plans, strategies, economic performance and trends and other statements, including statements containing the words "anticipate," "believe," "could," "expect," "intend," "may," "plan," "potential," "should," and "will," and similar expressions which are not descriptions of historical facts are forward-looking statements under the provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors that could cause our actual results to differ materially from those expressed or implied by these statements. In addition to those risks specifically mentioned in the reports filed by the Company with the Securities and Exchange Commission (including the Company's Form 10-K for the most recently completed fiscal year), such risks and uncertainties include, but are not limited to: the Company's dependence on contracts with U.S. federal government agencies, particularly within the U.S. Department of Defense and NASA, for substantially all of our revenue; changes in the spending priorities of the federal government; government contract procurement and termination risks; competitive factors such as pricing pressures and/or competition to hire and retain employees (particularly those with security clearances); the likelihood of success in growing the Company's business through acquisition or otherwise, including the risk that the expected benefits of the acquisition may not be realized; growth in the government contracting arena and in the economy in general. These forward looking statements reflect the Company's current beliefs; however developments and events subsequent to this document are likely to cause these statements to become outdated. We undertake no obligation to update these forward-looking statements to reflect new information, future events or otherwise, accept as provided by law.

                               FINANCIAL TABLES FOLLOW

                               Analex Corporation
                             Selected Financial Data
                                   (unaudited)
                                                                     Three Months Ended
                                                                          March 31
                                                            -------------------------------------
                                                                  2006              2005
                                                            -------------------------------------
    Revenue                                                 $   35,531,200    $     26,580,100
    Cost of revenue                                             29,036,600          21,604,700
    SG&A                                                         3,021,900           2,436,700
    Amortization                                                   914,400             490,000
    Depreciation                                                   246,700              79,400
                                                            --------------    ----------------
    Operating costs and expenses                                33,219,600          24,610,800
                                                            --------------    ----------------
    Operating income                                             2,311,600           1,969,300
    Total interest expense, net                                 (1,186,600)           (763,000)
                                                            --------------    ----------------
    Income from continuing operations before income taxes        1,125,000           1,206,300
    Provision for income taxes                                    (609,100)           (586,500)
                                                            --------------    ----------------
    Net income from continuing operations                          515,900             619,800
                                                            --------------    ----------------
    (Loss) income from discontinued operations,
      including disposal, net of income taxes                     (159,700)             69,900
                                                            --------------    ----------------
    Net income                                                     356,200             689,700
                                                            --------------    ----------------
    Dividends on convertible preferred stock                      (780,000)           (399,500)
    Accretion of convertible preferred stock                    (1,545,700)           (937,500)
                                                            --------------    ----------------
    Net loss attributable to common shareholders            $   (1,969,500)       $   (647,300)
                                                            ==============    ================
    Net loss attributable to common shareholders per share:
      Continuing operations
        Basic and diluted                                   $        (0.11)       $      (0.04)
                                                            ==============    ================
      Discontinued operations
        Basic and diluted                                   $        (0.01)       $      (0.00)
                                                            ==============    ================
    Net loss attributable to common shareholders:
        Basic and diluted                                   $        (0.12)       $      (0.04)
                                                            ==============    ================
    Weighted average number of shares:
        Basic and diluted                                       16,619,505          15,423,286
                                                            ==============    ================

                               Analex Corporation
                             Selected Financial Data
                                   (unaudited)


                                                                      Balance Sheet Data
                                                             -------------------------------------
                                                             March 31, 2006      December 31, 2005
                                                             ---------------   -------------------
    Current assets                                           $    40,912,900   $   39,402,800
    Property and equipment, net                                    2,838,500        2,726,000
    Goodwill, contract rights, and other intangibles, net         87,377,400       88,291,800
    Other assets                                                     681,600          671,700
                                                             ---------------   -------------------
         Total assets                                        $   131,810,400   $  131,092,300
                                                             ===============   ===================
    Current liabilities                                      $    19,372,100   $   16,963,700
    Long-term liabilities                                         37,380,500       38,937,800
                                                             ---------------   -------------------
    Total liabilities                                             56,752,600       55,901,500
    Convertible preferred stock                                   37,775,300       36,229,600
    Shareholders' equity                                          37,282,500       38,961,200
                                                             ---------------   -------------------
         Total liabilities, convertible preferred stock and
         shareholders' equity                                $   131,810,400   $  131,092,300
                                                             ===============   ===================

Reconciliation of Non-GAAP Measures:

Reconciliation of Operating Income (EBIT) to EBITDA:
                                 Three Months Ended
                                      March 31,
                  ----------------------------------------------
                           2006             2005          Change
                  ------------------  ---------------     ------
Revenue           $       35,531,200  $    26,580,100     33.7%
EBIT                       2,311,600        1,969,300     17.4%
EBIT margin                     6.5%              7.4%
Amortization                 914,400          490,000
Depreciation                 246,700           79,400
                  ------------------  ---------------
EBITDA            $        3,472,700  $     2,538,700     36.8%
                  ==================  ===============
EBITDA margin                   9.8%             9.6%
                  ==================  ===============

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